EXHIBIT 10a
                     AMENDED AND RESTATED FINANCE AGREEMENT



                  This AMENDED AND RESTATED FINANCE AGREEMENT, dated as of February 17, 1998 (this "Agreement"), is made by and among Cavalier Manufacturing, Inc., a Delaware corporation ("CMfg"), Cavalier Industries, Inc., a Delaware corporation ("CInd"), Belmont Homes, Inc., a Mississippi corporation ("BHom"), Delta Homes, Inc., a Mississippi corporation ("DHom"), Spirit Homes, Inc., an Arkansas corporation ("SHom"), and Bellcrest Homes, Inc., a Georgia corporation ("XHom", and together with CMfg, CInd, BHom, DHom and SHom, collectively "CMI"), Quality Certified Insurance Services, Inc., an Alabama corporation ("QCI"), Cavalier Acceptance Corporation, an Alabama corporation ("CAC", and together with CMI and QCI, "Cavalier"), on the one hand, and Green Tree Financial Servicing Corporation, a Delaware corporation ("GTFSC"), Green Tree Financial Corporation, a Delaware corporation ("GTC"), Green Tree Credit Corp., a New York corporation ("GTCC"), Green Tree Consumer Discount Company, a Pennsylvania corporation ("GTCDC"), and Green Tree Financial Corp.- Alabama, an Alabama corporation ("GTFCA", and together with GTFSC, GTC, GTCC and GTCDC, collectively "Green Tree"), on the other hand. It is understood and agreed that, upon mutual agreement of the parties, Cavalier may, from time to time, add one or more of its affiliates to this Agreement, which affiliate manufactures and sells new manufactured homes, and in such event, the term "CMI" shall be deemed to also refer to such affiliates.

                                R E C I T A L S:

                  CMI is a manufacturer of manufactured homes with sales throughout a substantial portion of the United States. CMI markets its homes and other services through independent dealers, some of whom sell only Cavalier Product. CMI enters into agreements with each of its Dealers and provides certain incentives to exclusive dealers and certain preferred dealers. The incentives provided by CMI to its Dealers include, without limitation, floor plan finance charge subsidies. CAC, an affiliate of Cavalier, is engaged in the purchase of retail installment sales contracts. CAC acquires these contracts with corporate funds and through borrowings from commercial banks. Green Tree is a major purchaser of retail installment sales contracts secured by manufactured homes. Green Tree also provides floor plan financing for manufactured home dealers. Green Tree presently does business throughout the United States and purchases retail installment sale contracts.

                  The parties hereto originally entered into this Agreement as of February 17, 1998, and wish to amend in certain respects and restate the Agreement as of May 1, 1998.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE I
                                  DEFINED TERMS

                  Whenever used in this Agreement, the following words and phrases, unless the context clearly requires otherwise, shall have the meanings specified in this article.

                  "Acceptance Tolerance"  shall  have  the  meaning set forth in
Section 3.3.

                  "Acquisition Premium"  shall  have  the  meaning  set forth in
Section 3.2.

                  "Ancillary Product"  shall  have  the  meaning  set  forth  in
Section 3.6.

                  "Available CAC Loans"  shall  have  the  meaning  set forth in
Section 3.9(a).

                  "Borrower"  means  the  obligor  or  obligors under a Consumer
Loan.

                  "Cavalier Product" means new manufactured homes, together with fixtures, equipment and options related thereto, manufactured and sold by CMI.

                  "CAC Loan" means a Consumer Loan made or acquired by CAC.

                  "Carved-Out CAC Loans"  shall  have  the  meaning set forth in
Section 5.1.

                  "Change in Control" means with respect to a person, (a) any other person, entity or "group" (within the meaning of Rules 13d-1 through 13d-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than any subsidiary or affiliate as of the date hereof of the person undergoing the change in control or any employee benefit plan of such person or of a subsidiary of such person) (i) has acquired or agreed to acquire beneficial ownership of 20% or more of the voting and/or economic interest in the capital stock, membership or partnership interests of such person, as the case may be, or (ii) has obtained or agreed to obtain the power (whether or not exercised) to elect a majority of the board of directors, general partners or trustees of a person, (b) a majority of the board of directors, managers or other governing body of the person shall consist at such time of individuals other than (x) members of the board of directors or other governing body of such person on the date hereof and (y) other members of such board of directors or other governing body nominated, recommended, elected, or approved to succeed or become a director or member of the governing body of such person by a majority of such members referred to in clause (x) or a nominating committee elected or appointed by such members referred to in clause (x) or by members so nominated, recommended, elected, or approved; (c) the board of directors or other governing body or, if applicable, the shareholders or equity owners of the person, shall have approved the sale of all or substantially all the assets of such person;
(d) any transaction or event relating to the person occurs which is (or which would be if the person had a class of equity securities registered under Section 12 of the Exchange Act) required to be described pursuant to the requirements of
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

                  "Chattel Paper Forms"  shall  have  the  meaning  set forth in
Section 3.9(b).

                  "Chattel Paper Purchase Agreement" shall have the meaning set forth in Section 3.10(a).

                  "Conforming Manufactured Housing Retail Finance Contract" means (i) a Manufactured Housing Retail Finance Contract relating to a conventional manufactured home - only (no real estate involved) which is believed in good faith by CAC to comply with the general criteria for Conforming Manufactured Housing Retail Finance Contracts set forth on the Underwriting Guidelines, and (ii) any Special Contracts.

                  "Consumer Loan" means an extension of credit made under a Manufactured Housing Retail Finance Contract.

                  "Conversion Date"   shall   have  the  meaning  set  forth  in
Section 3.3.

                  "Credit Scoring"  shall  have  the  meaning   set   forth   in
Section 3.3.

                  "Dealers" mean persons or entities engaged in the ordinary course of business in the sale of manufactured homes, including Cavalier Product.

                  "Effective Date" means February 28, 1998, or such later date that all the conditions precedent to this Agreement are satisfied.

                  "Electronic Pipeline"  shall  have  the  meaning  set forth in
Section 3.5.

                  "Exclusive Dealers" means those Dealers of Cavalier Product which are listed on Exhibit B hereto, as such may be hereafter supplemented or revised by CMI in writing.

                  "Existing Floor Plan Receivables" shall have the meaning set forth in Section 2.2.

                  "First Loss Guaranty"  shall  have  the  meaning  set forth in
Section 2.5.

                  "Floor Plan Agreement"  shall  have  the  meaning set forth in
Exhibit X hereto (item 16).

                  "Floor Plan Customers"  shall  have  the meaning  set forth in
Section 2.4.

                  "Floor  Plan Loan"  shall have the  meaning  ascribed to it in
Exhibit X hereto (item 16), and includes Existing Floor Plan Receivables, New Inventory Floor Plan Financing and Used Inventory Floor Plan Financing.

                  "Floor Plan Program Terms" shall have the meaning set forth in
Exhibit X (item 1).

                  "FPL Seller" shall have the meaning set forth in Section 2.2.

                  "Green Tree Floor Plan Loans" means Existing Floor Plan Receivables acquired by Green Tree and new commercial loans secured by Inventory made by Green Tree to Exclusive Dealers and Preferred Dealers.

                  "Green Tree Loan" means a Consumer Loan made or acquired by Green Tree, except Consumer Loans acquired from CAC.

                  "Guaranty" shall have the meaning set forth in Section 2.5.

                  "Initial Underwriting Guidelines" shall have the meaning set forth in Section 3.3.

                  "Inventory" means manufactured homes, together with fixtures, equipment and options related thereto, held by a Dealer for sale in the ordinary course of business.

                  "Losses" shall be limited as provided in Section 2.2(c) and as otherwise defined and limited in this Agreement with respect to the context in which it is used.

                  "Manufactured   Housing  Retail  Finance  Contract"  means  an
agreement   evidencing  a  retail  installment  sale  to  a  consumer  purchaser principally relating to a manufactured home.

                  "MLPA" shall have the meaning set forth in Section 5.1.

                  "New Inventory Floor Plan Financing" shall have the meaning set forth in Section 2.5.

                  "Non-Conforming Manufactured Housing Retail Finance Contracts" means a Manufactured Housing Retail Finance Contract other than a Conforming Manufactured Housing Retail Finance Contract.

                  "Origination Fee"   shall   have   the   meaning   set   forth
in Section 3.2.

                  "Par Rate" shall have the meaning set forth in Section 3.4.

                  "Pass Rate" shall have the meaning set forth in Section 3.3.

                  "Pre-Sold  Financing"  shall  have  the  meaning  set forth in
Section 2.4(b).

                  "Preferred Dealer" means the Dealers of Cavalier Product which are listed on Exhibit B-1 hereto, as such may be hereafter supplemented or revised by CMI in writing.

                  "Preferred Floor Plan Financing" means the Inventory finance program for Exclusive Dealers and Preferred Dealers contemplated under Article II of this Agreement.

                  "Prime Rate" means the prime rate published from time to time in the Money Rates section of The Wall Street Journal (or its generally recognized successor).

                  "Qualified Insurer"  shall  have  the  meaning  set  forth  in
Section 3.6.

                  "Remittance Statement"  shall  have  the  meaning set forth in
Section 3.9(a).

                  "Repurchase Agreement"  shall  have  the  meaning set forth in
Section 2.2(d).

                  "Repurchase Price"   shall  have  the  meaning  set  forth  in
Section 3.13.

                  "Special  Contracts"  shall  have  the  meaning  set  forth in
Section 4.3 and shall consist of the Consumer Loans meeting the requirements referenced therein.

                  "Trade-in Loans"  shall  have  the  meaning   set   forth   in
Section 4.10.

                  "Transferred CAC Loan"  shall  have  the  meaning set forth in
Section 4.10.

                  "Underwriting   Guidelines"  mean  the  Initial   Underwriting
Guidelines and, after the Conversion Date, the requisite elements necessary to achieve a "pass" under the Credit Scoring, subject to Section 3.5.


                  "Yield Differential"  shall  have  the  meaning  set  forth in
Section 3.2.

                  "Used Inventory Floor Plan Financing" shall have the meaning set forth in Section 2.4(a).


                                   ARTICLE II
                           FLOOR PLAN FINANCE PROGRAM

                  Section 2.1. Attached as Exhibit F hereto is a description of CMI's current and presently anticipated floor plan interest subsidy program for Exclusive Dealers and Preferred Dealers. CMI and Green Tree agree to establish a cooperative floor plan finance program on the terms set forth in Exhibit X (item
16).

                  Section 2.2. (a) As a condition precedent to the effectiveness of this Agreement, (i) Green Tree shall have acquired not later than March 12, 1998, the existing Exclusive Dealer and Preferred Dealer Floor Plan Loans related to new Cavalier Product Inventory (the "Existing Floor Plan Receivables"), from the "FPL Seller" who is the party identified on Exhibit X (item 10), on such terms and conditions as may be mutually acceptable to Green Tree and FPL Seller; and (ii) FPL Seller shall have executed a consent and release of Cavalier and Green Tree in a form mutually acceptable; provided that any Existing Floor Plan Receivables acquired by Green Tree from FPL Seller shall not be amended or refinanced, at least for a period of 90 days from the original invoice date for the related Cavalier Product Inventory, to provide for a higher rate of interest with respect to financing for new Cavalier Product Inventory. Any new advances by Green Tree after the Effective Date to Dealers whose Existing Floor Plan Receivables are acquired shall be subject to such terms as Green Tree and the Dealer may agree. If such terms meet the requirements of this Agreement (including consistency with the Floor Plan Program Terms), the new advances shall be treated as a Floor Plan Loan under Section 2.1 and shall be subject to the related provisions of this Agreement, including Section 2.6. CMI hereby agrees to indemnify and hold Green Tree harmless from and against all "losses" incurred by Green Tree relating to credit losses on the Existing Floor Plan Receivables commencing on the date of acquisition by Green Tree from FPL Seller and continuing for claims made by Green Tree in writing for indemnification hereunder until the earlier of (i) the date of substantial completion of the floor plan check of such related Dealer, or (ii) 60 calendar days from the date of the first acquisition by Green Tree of an Existing Floor Plan Receivable. In the event that any indemnification claims are made by Green Tree, CMI may, at its sole option, in full and complete satisfaction of such claim (i) acquire the related Floor Plan Loan (and collateral therefor) on a servicing released basis, at a price equal to the par amount thereof plus accrued but unpaid interest, (ii) reimburse Green Tree for reasonably expected losses with respect thereto, or (iii) acquire the entire portfolio of Existing Floor Plan Receivables, on a servicing released basis, at the par amount thereof plus accrued but unpaid interest.

                  (b) For purposes of this Section, a "loss" shall be deemed to occur only if and to the extent that (i) there exists and is continuing a material event of default under the related floor plan agreement as of the date of acquisition by Green Tree of the related Existing Floor Plan Receivables, and
(ii) it is reasonably anticipated by Green Tree, as certified to CMI, that as a result of such default Green Tree is not likely to make recovery of principal and all accrued but unpaid interest with respect thereto.

                  (c) The amount of a "loss" shall be strictly limited to the reasonably anticipated amount of uncollected principal and uncollected accrued but unpaid interest, after realization upon the collateral (taking into account any applicable repurchase agreement), and shall not include costs of collection or any other expenses or liabilities with respect thereto (except as otherwise agreed in writing), and shall be net of any set-off or recoupment available to Green Tree, including those in connection with amounts owed to Dealers for Green Tree Loans purchased from such Dealers. To the extent of losses paid by CMI, CMI shall be subrogated to any and all of the rights of Green Tree under its agreement providing for the acquisition by Green Tree of the Existing Floor Plan Receivables from FPL Seller and Green Tree shall not waive or relinquish any rights it may have against FPL Seller under any such agreement relating to the Existing Floor Plan Receivables.

                  (d) CMI agrees that Existing Floor Plan Receivables that are secured by collateral that consists of Cavalier Product shall be subject to the Inventory Repurchase Agreement, attached hereto as Exhibit E, between Green Tree and Cavalier Homes, Inc., dated September 20, 1996, as amended June 18, 1997 (the "Repurchase Agreement"), with the invoice date being the original invoice date with respect to the sale of such collateral; provided that in the case of Cavalier Product Inventory which is more than 360 days old, such Cavalier Product Inventory shall be treated, commencing on the date of acquisition of the Existing Floor Plan Receivables by Green Tree, as being 360 days old on such date.

                  (e) It is understood and agreed that the provisions contained herein and in the instruments and agreements referenced herein shall constitute the sole and exclusive obligations of Cavalier with respect to Floor Plan Loans and that Cavalier makes no representation or warranty whatsoever regarding the collectibility of such loans, the enforceability or legality of the documents relating thereto or the sufficiency of collateral therefor. Green Tree acknowledges and agrees that Cavalier has no responsibility whatsoever with respect to formulating any conclusions regarding the creditworthiness of any Dealer under a Floor Plan Loan. Except as expressly provided herein, Cavalier shall have no liability or obligation whatsoever with respect to Existing Floor Plan Receivables after 60 days from the date of acquisition of Existing Floor Plan Receivables by Green Tree, except as set out in Section , the Guaranty or as is otherwise set forth herein or in instruments referenced herein.

                  Section 2.3 Cavalier agrees to use its reasonable efforts to notify Exclusive Dealers and Preferred Dealers of the Preferred Floor Plan Financing.

                  Section 2.4 As part of the Preferred Floor Plan Financing, Green Tree agrees to offer each Exclusive Dealer and each Preferred Dealer who obtains a Floor Plan Loan from Green Tree ("Floor Plan Customers"):

                  (a) A line of credit on commercially reasonable and market competitive terms in an amount equal to that prescribed on Exhibit X (item 17) for use in carrying used Inventory (the "Used Inventory Floor Plan Financing"); provided, however, that Green Tree shall not be required to finance any used Inventory unless Green Tree has, in Green Tree's sole opinion, a first priority perfected security interest in such used Inventory and Green Tree shall not be required to finance any used Inventory that does not meet the requirements that Green Tree may set out from time to time in its sole discretion. Green Tree agrees that the Used Inventory Floor Plan financing shall not be subject to the First Loss Guaranty, shall be billed by Green Tree directly to the Exclusive
Dealer or Preferred Dealer, as the case may be, and shall be treated as a separate line of credit from the financing by Green Tree of new Cavalier Product Inventory. The terms of the Used Inventory Floor Plan Financing shall initially be at least as advantageous to the Dealer as those set forth on Exhibit G hereto; provided that such terms may be revised from time to time by Green Tree in its sole discretion upon sixty (60) days prior notice to Cavalier.

                  (b)    No interest will be charged for the period set forth in
Exhibit X (Item 2) on new Cavalier Product Inventory that has been identified to Green Tree as either "Green Tree Pre-Sold Inventory or "Cavalier Acceptance Pre-Sold Inventory" (i.e., Cavalier Product sold by a Dealer and financed pursuant to a CAC Loan or a Green Tree Loan) (such financing being referred to as the "Pre-Sold Financing"); provided that in the case of Pre-Sold Financing for Exclusive Dealers, the parties agree as set forth in Exhibit X (Item 3). The amount of any Pre-Sold Financing will not be counted against the Floor Plan Customer's Floor Plan Loan credit limits. After the Pre-Sold Financing expires, the related Cavalier Product Inventory shall become subject to the terms of the New Inventory Floor Plan Financing; provided that the applicable rate of interest shall be that set forth in Exhibit X (item 4).

                  Section 2.5 CMI agrees that for each non-contiguous (separate lot) location of an Exclusive Dealer or Preferred Dealer which is stocked with new Inventory consisting exclusively of Cavalier Product and who is a Floor Plan Customer, that CMI hereby guarantees up to the amount set forth on Exhibit X (item 19). This First Loss Guaranty specifically excludes the matters set forth on Exhibit X (item 20). The First Loss Guaranty applies solely with respect to that portion of Floor Plan Loans advanced with respect to new Cavalier Product Inventory (the "New Inventory Floor Plan Financing"). The Guaranty when effective with respect to a Dealer will be given in amendment and substitution to that certain First Amendment to Inventory Repurchase Agreement, dated June 18, 1997, with respect to such Dealer and is not in addition thereto. CMI shall execute a Limited Guaranty in the form of Exhibit L attached hereto (the "Guaranty").

                  Section 2.6 CMI agrees to act as paying agent for Floor Plan Customers who are Exclusive Dealers or Preferred Dealers solely with respect to interest due under the New Inventory Floor Plan Financing unless and until CMI provides prior written notice to Green Tree that CMI elects to cease acting as paying agent for one or more Floor Plan Customers. For each such Dealer for whom CMI acts as paying agent, for so long as CMI acts as paying agent, CMI shall remit to Green Tree 100% of the interest due with respect to New Inventory Floor Plan Financing. CMI agrees that it will accept billing statements from Green Tree with respect to interest (provided that the Dealer has authorized Green Tree and CMI to do so) under the New Inventory Floor Plan Financing and timely remit the same to Green Tree. Attached as Exhibit F hereto is a description of CMI's current and anticipated floor plan interest subsidy programs for Exclusive Dealers and Preferred Dealers. CMI may change the terms of its interest subsidy program from time to time in its sole discretion, but will provide Green Tree with 60 days prior notice of such change if such change materially alters benefits provided to the Exclusive Dealers and Preferred Dealers. Green Tree acknowledges that the payments remitted by CMI to Green Tree pursuant to this provision are an administrative convenience to Green Tree's collection efforts and are in lieu of CMI remitting such payments directly to the Dealer who would then make direct payment to Green Tree. Accordingly, it is understood and agreed by Green Tree that CMI has no obligation with respect to any New Inventory Floor Plan Financing except as otherwise expressly provided in Section and pursuant to the Repurchase Agreement and the Guaranty. If CMI shall pay any amount under this Section to Green Tree in error, then Green Tree will promptly on demand by CMI return such amount remitted by CMI to CMI; provided that Green Tree shall have no obligation to return amounts that relate to shortfalls in actual interest subsidies earned by Dealers that are subsequently discovered by CMI. If and to the extent that CMI makes payments to Green Tree on behalf of a Dealer as paying agent that exceed the amount of the interest subsidy owed to such Dealer (i.e., there is a "shortfall"), CMI shall be subrogated to the rights of Green Tree with respect to such payment but only after all Dealer obligations to Green Tree have been paid in full and Green Tree has no effective Floor Plan Loan arrangement with respect to such Dealer. Green Tree agrees that if Green Tree shall have notice of the continuing existence of any 2.10. material monetary default, 2.11. default relating to transfer or disposition of collateral under a Floor Plan Agreement (i.e., sales out of trust), or 2.12. acceleration of the maturity of any Floor Plan Loan, then in each case Green Tree shall notify CMI promptly (not to exceed 5 business days) thereof, including the nature of such event, condition or change, and the identity of the Floor Plan Customer; provided that Green Tree's failure to give such notice shall not diminish any rights Green Tree has against Cavalier under the Guaranty except to the extent that Cavalier has suffered a loss as a direct consequence of Green Tree's failure to give such notice. Notwithstanding anything else in this Agreement to the contrary, it is understood and agreed that CMI shall have no obligation to assist Green Tree in collecting, or attempting to collect, any payments from Floor Plan Customers and its role under provisions of this section is purely ministerial and is effected as an accommodation to Green Tree and the Floor Plan Customers. CMI shall not, in the absence of bad faith, gross negligence, recklessness or willful misconduct, be liable to Green Tree for any actions under this provision.


                                   ARTICLE III
                             RETAIL FINANCE PROGRAM

                  Section 3.1 Subject to the terms and conditions hereof, including Section 5.4, CAC shall sell to Green Tree and Green Tree shall purchase from CAC all Conforming Manufactured Housing Retail Finance Contracts purchased or originated by CAC from and after the Effective Date at a price equal to the outstanding principal balance thereof plus accrued but unpaid interest thereon through the date of conveyance, plus the Acquisition Premium. Nothing in this Agreement shall preclude CAC from selling Non-Conforming Manufactured Housing Retail Finance Contracts to any other person.

                  Section 3.2 Green Tree agrees to pay an acquisition premium (the "Acquisition Premium") to CAC in an amount equal to that set forth on
Exhibit X (item 5) hereto. Such amount shall be fully earned by CAC upon conveyance of the related Manufactured Housing Retail Finance Contract by CAC to Green Tree except as provided in Section 3.15. The amount of Acquisition Premium shall be adjusted as provided in Exhibit X (item 11) (such adjustment being referred to as the "Yield Differential"). Green Tree also agrees that a CAC loan will constitute a conforming Manufactured Housing Retail Finance Contract not withstanding that CAC may charge additional fees, including interest surcharge, points or origination fees, in connection with the Available CAC Loan (the "Origination Fee"), provided such fees do not exceed the amount set forth in
Exhibit X (item 12), subject to any limitations imposed by law, and CAC may retain such additional fees upon sale of the Available CAC Loan to Green Tree. In the event a Transferred CAC Loan is prepaid and, as a result, Green Tree is liable under applicable law to rebate or refund any unearned prepaid finance charges collected by CAC to the consumer, then CAC agrees to reimburse Green Tree for such rebate. The aggregate net amount of the Yield Differential and the Origination Fee paid to CAC shall not exceed the amount set forth in Exhibit X (item 13).

                  Section 3.3 Green Tree and CAC agree that from the Effective Date until the Electronic Pipeline contemplated by Section 3.5 is established and fully functional (the "Conversion Date") and thereafter as provided by
Section 3.5, the underwriting guidelines applicable to CAC Loans shall be those attached hereto as Exhibit A or such other guidelines as the parties hereto may agree in writing (the "Initial Underwriting Guidelines"). From and after the Conversion Date, Green Tree may establish such other underwriting guidelines as it deems necessary or appropriate; provided that (i) such underwriting guidelines shall be generally consistent with prevailing market terms; and (ii) under the proprietary credit scoring systems ("Credit Scoring") contemplated to be used by Green Tree, the minimum required score, i.e., "Pass Rate", for CAC Loans shall not be more than the "Pass Rate" established for comparable Green Tree Loans in the relevant geographic region (the "Acceptance Tolerance"). Green Tree agrees to promptly advise CAC of any change in the applicable Pass Rate or composition thereof (including any changes in the system maximums and minimums and a detailed description of the changes in components underlying such change, even if the net effect of changes in such components do not affect the aggregate "Pass Rate"); provided that Green Tree need not give notice of the rotation of its existing scoring cards to the extent that such rotated scoring card applies alike to Green Tree Loans in the relevant region. Green Tree shall promptly advise CAC of the primary reasons for the rejection of any proposed Consumer Loan under the Credit Scoring in such detail as to permit CAC to fulfill its obligations under applicable law to provide credit denial notices to a prospective borrower. CAC or Green Tree or both parties, as required by applicable law, shall be responsible for completing and sending any credit approval letters, conditional approval letters, credit denial letters and any other consumer notices relating to the underwriting of a CAC Consumer Loan, to the applicable consumer.

                  Section 3.4 Green Tree and Cavalier agree that for purposes of this Agreement the "Par Rate" shall be determined in accordance with Exhibit X (item 6).

                  Section 3.5 Green Tree agrees to use its reasonable efforts to establish, prior to August 1, 1998, an electronic system by which prospective CAC Loans submitted to Green Tree for approval shall be scored through the Green Tree credit scoring system (the "Electronic Pipeline"). CAC agrees to cooperate with Green Tree in developing mutually acceptable underwriting criteria relating to use of credit scores in marginal situations, including credit approval as a Conforming Manufactured Housing Retail Finance Contract of certain applicants that receive a credit score of "fail," and credit denial as a Non-Conforming Manufactured Housing Retail Finance Contract for certain applicants who otherwise receive a credit score of "pass", and treatment of unscorable applicants. Green Tree agrees to bear the out-of-pocket costs of establishing such system and the necessary interface with the existing data processing system of CAC. Green Tree warrants and covenants that the interface 3.8. will provide a "pass" or "fail" credit score within ten (10) minutes of transmission by CAC to Green Tree and, in each case where it does not, CAC shall be authorized to approve such Consumer Loans as a Conforming Manufactured Housing Retail Finance Contracts under the Initial Underwriting Guidelines, and 3.9. will accept data as formatted by CAC's data processing system and return data to CAC in a form fully compatible with CAC's data processing system.

                  Section 3.6 Green Tree agrees that a CAC Loan will constitute a Conforming Manufactured Housing Retail Finance contract notwithstanding that such a loan may include in its principal balance the financed premiums for various Ancillary Products offered to borrowers by CAC or its affiliates, including QCI; provided that the amount of such financed premiums do not exceed the lesser of (i) ten percent (10%) of the entire principal balance of the loan, or (ii) Three Thousand Five Hundred Dollars ($3,500.00). Green Tree and Cavalier agree that the insurance underwriters for such products shall be limited to those companies listed on Exhibit I hereto or which have an A.M. Best's quality rating of A and size rating of V3, or such additional companies as may otherwise be agreed by the parties (collectively, "Qualified Insurers"). Green Tree agrees that Cavalier and its affiliates shall have the exclusive right to solicit Borrowers under Consumer Loans which were or are CAC Loans with respect to insurance products, service contracts, extended warranty protection, service contracts or other tangible or intangible products which relate to manufactured home ownership (the "Ancillary Products") and Green Tree agrees that it will not solicit, or permit others to utilize information contained in the related Borrower loans files or Manufactured Housing Retail Finance Contracts to solicit, such Borrowers with respect to Ancillary Products for the duration of such Consumer Loan, notwithstanding any prior termination of this Agreement; provided that the foregoing shall not restrict or impair the ability or right of Green Tree to force-place collateral protection insurance in the event that any Borrower fails to meet such Borrower's requirements under the related Manufactured Housing Retail Finance Contract and applicable law; and provided further that Green Tree may from time to time solicit any Borrower on whom insurance was previously force-placed (and not later flat-canceled) for other insurance products notwithstanding any provision in this section to the contrary. If and to the extent that QCI does not have a relationship with a Qualified Insurer with respect to a particular CAC Loan or Transferred CAC Loan which permits QCI to place an insurance product with respect to such Consumer Loan but Green Tree does, Green Tree agrees to appoint QCI as a sub-agent or subproducer, to the extent QCI is licensed to act as such, and Green Tree shall share any related commissions received by Green Tree from placement of such insurance product with QCI in accordance with the commission schedule set forth on Exhibit M hereto (in no event to exceed the compensation received by Green Tree); provided that CAC may not, as a sub-agent or a subproducer, write a greater amount of premiums in areas designated on Exhibit M (which locations may be revised by Green Tree from time to time by written notice to reflect changes in the requirements of insurers) as a percentage of all premiums written by CAC as a sub-agent or subproducer than that which is permitted by the relevant insurer to be written by Green Tree. Green Tree agrees that Cavalier will own the book of business Cavalier generates with respect to Ancillary Products, including renewal commissions, to that book of business, subject to the terms of Exhibit M if applicable.

                  Section 3.7  [Reserved].

                  Section 3.8 Green Tree covenants and agrees that it will not enter into or permit the continued operation of any agreement or understanding with any Exclusive Dealer whereby Green Tree shall (i) be granted any exclusive right to purchase, (ii) be granted any "first look" or similar right with respect to, or (iii) be the beneficiary of any covenant or condition requiring the offer or delivery (including any right of first refusal) to Green Tree or its affiliates of, in each case, any Consumer Loans originated or held by the Dealer.

                  Section 3.9 (a) Green Tree agrees to purchase each Conforming Manufactured Housing Retail Finance Contract which constitutes a CAC Loan purchased or originated by CAC from and after the Effective Date hereof, subject to Section 5.4 (the "Available CAC Loans") pursuant to the terms set forth herein. Green Tree agrees to purchase the Available CAC Loans from CAC on a weekly basis. CAC agrees to package the Available CAC Loans for delivery to the address specified by Green Tree, in writing by a reputable overnight courier each Friday (or if not a business day, the next succeeding business day) together with a remittance computation reflecting the outstanding principal balance of such Available CAC Loans and the amount, including Acquisition Premium, insurance commission, Origination Fee, Yield Differential and any other relevant fees, to be remitted to CAC. Green Tree agrees to remit to CAC the specified remittance amount by wire or ACH transfer in immediately available funds to the account designated by CAC within one business day of receipt of the package of Available CAC Loans and related "remittance statement" and any late payment shall bear interest at the interest rates provided for in the respective related Manufactured Housing Retail Installment Contracts. The "Remittance Statement" shall set forth the outstanding principal balance of each loan, its origination date, accrued but unpaid interest with respect thereto, any charges or premiums relating to Ancillary Products and the related Acquisition Premium, including as separate components thereof any Yield Differential and any Origination Fee, and subtotals for each of the foregoing and a total amount to be remitted by Green Tree to CAC. Each of CAC and Green Tree shall have a period of sixty (60) days to confirm the accuracy of the remittance computations. Thereafter, such remittance computations as provided by CAC and accepted without written protest by Green Tree shall be presumed accurate in the absence of clear and convincing evidence otherwise. To the extent that adjustments are necessary in remittances, such adjustments, if made more than thirty (30) days after the original transmission of funds shall bear interest from such date of transmission of funds at the Prime Rate.

                  (b) Green Tree and CAC hereby agree that the Available CAC Loans shall be evidenced by such documentation as may be specified by Green Tree in its sole discretion in writing from time to time, which documentation shall be generally consistent with the documentation used by Green Tree with respect to Green Tree Loans (the "Chattel Paper Forms"). Green Tree and CAC further agree that the security interest in collateral for Available CAC Loans shall be timely perfected by CAC in its name pursuant to CAC's standard lien perfection procedures relating to manufactured homes and shall be done in compliance with applicable state law (including, without limitation, certificate of title law and/or Uniform Commercial Code).

                  Section 3.10 CAC represents and warrants with respect to each Available CAC Loan that, as of the date of transfer to Green Tree that:

                  (a) Such available CAC Loan was purchased by CAC pursuant to the terms of a Qualifying Non-Recourse Manufactured Home Time Sales Agreement ("Chattel Paper Purchase Agreement"), attached hereto as Exhibit E, which within a reasonable time upon the request of Green Tree shall contain substantially the same terms as Green Tree's Manufactured Home Dealer Agreement, and in connection therewith, CAC agrees to assign to Green Tree all of its rights and remedies contained in the Chattel Paper Purchase Agreement with respect to such Available CAC Loan;

                  (b) CAC purchased the Available CAC loan in the ordinary course of business and is selling, transferring and otherwise assigning without recourse all right, title and interest it has in such CAC Loan and in the underlying manufactured home, including all Chattel Paper Forms and lien perfection instruments (certificate of title or UCC-1), to Green Tree free and clear of any lien, encumbrance or prior assignment, and CAC has good title to, and full right, power and authority to transfer and assign the Available CAC Loan and all relevant loan documents to Green Tree;

                  (c) The Chattel Paper Purchase Agreement, pursuant to which CAC acquired the Available CAC Loan, has been duly executed and delivered by the related Dealer and is in full force and effect and, subject to applicable limitations on creditors rights generally and principles of equity and public policy, is enforceable in accordance with its terms;

                  (d) CAC has not received any payment on the Available CAC Loan except payments disclosed to Green Tree in writing at the time the Available CAC Loan is transferred to Green Tree and any such payments are accurately reflected in the remittance statement relating thereto;

                  (e) Up to the Conversion Date, to the knowledge of CAC, the Available CAC Loan and the Borrower thereunder meet the Initial Underwriting Guidelines or any alternative requirements for Special Contracts, as the case may be, in effect on the date such Available CAC Loan was approved for purchase by CAC from a Dealer;

                  (f) The Transferred CAC Loan is not and shall not in the future be subject to all of the following: (i) a lien avoidance claim (based upon a preferential transfer) by a bankruptcy trustee, (ii) bankruptcy petition filed by the related Borrower within ninety (90) days after the origination of such Transferred CAC Loan; and (iii) failure by CAC to timely perfect its security interest pursuant to applicable bankruptcy law and state law in the manufactured home serving as collateral for such Transferred CAC Loan;

                  (g) The Transferred CAC Loan (i) prior to the Conversion Date, satisfies in all material respects the Initial Underwriting Guidelines, or
(ii) from and after the Conversion Date was not purchased based on information input by CAC into the Credit Scoring profile which proves to be materially false or misleading when made; provided that CAC shall have no liability or obligation with respect to the foregoing representation and warranty to the extent that the breach thereof is caused by any negligence, lack of due care, fraud, reckless act or omission or intentional misconduct of the related Dealer, if CAC did not have actual knowledge thereof; and provided further that this paragraph (g) shall have no force or effect with respect to a particular Transferred CAC Loan unless Green Tree provides CAC with notice in reasonable detail of a breach under this paragraph (g) within a period of sixty (60) days from the date of transfer of such Transferred CAC Loan;

                  (h) CAC has not been negligent such that (i) prior to the Conversion Date, such Transferred CAC Loan fails to satisfy in all material respects the Initial Underwriting Guidelines, or (ii) from and after the Conversion Date such Transferred CAC Loan was purchased based on information input by CAC into the Credit Scoring profile which proves to be materially false or misleading when made; provided that CAC shall have no liability or obligation with respect to the foregoing representation and warranty to the extent that the breach thereof is caused by any negligence, lack of due care, fraud, reckless act or omission or intentional misconduct of the related Dealer, if CAC did not have actual knowledge thereof; and provided further that this paragraph (h) shall have no force or effect with respect to a particular Transferred CAC Loan unless Green Tree provides CAC with notice in reasonable detail of a breach under this paragraph (h) within a period of one hundred eighty (180) days from the date of transfer of such Transferred CAC Loan;

                  (i) CAC has not engaged in any fraud, grossly negligent or reckless act or omission or intentional misconduct which materially and adversely effects the value of an Available CAC Loan;

                  (j)  No  Conforming   Manufactured   Housing   Retail  Finance
Contract shall have a principal balance which exceeds $60,000 unless otherwise approved by Green Tree in writing;

                  (k)  All   Available   CAC   Loans   were   originated  and/or
purchased by CAC in compliance with applicable federal, state and local laws and regulations;

                  (l)  The   Chattel   Paper   Forms   utilized  by  CAC (to the
extent not provided in substance by Green Tree) comply with applicable federal, state and local laws and regulations;

                  (m) In the event any Transferred CAC Loans include in their principal balance the financed premiums for various Ancillary Products offered by CAC or QCI to Borrowers, CAC or QCI shall notify the applicable insurance carrier of the assignment of the Transferred CAC Loan to Green Tree and shall request that Green Tree be named as beneficiary or loss payee, as applicable; and

                  (n) CAC holds a valid and enforceable first priority lien in the manufactured home and, further, CAC has properly perfected its security interest in the home (in CAC's name) in compliance with applicable state law.

                  Section 3.11 Except as expressly set forth herein or in any other agreement contemplated hereby, CAC makes no representations or warranties whatsoever with respect to the Available CAC Loans and, upon purchase by Green Tree, Green Tree shall bear all risk of loss with respect thereto.

                  Section 3.12 The transfer of the Available CAC Loans by CAC to Green Tree shall be on a "servicing released" basis and CAC shall have no further interest therein or obligation thereunder except as expressly provided herein. CAC covenants and agrees that it shall direct any Borrower under a CAC Loan acquired by Green Tree to make payment to Green Tree or such servicer as may be designated by Green Tree at its address specified by Green Tree. CAC hereby appoints Green Tree as attorney in fact to endorse payments made to CAC which are payments under a CAC Loan transferred to Green Tree. CAC agrees to promptly convey to Green Tree or its designated servicer any monies received by CAC relative to any CAC Loan transferred to Green Tree.

                  Section 3.13 CAC agrees to repurchase any Transferred CAC Loan which is in breach of any representation or warranty made by CAC under
Section 3.10 at a price equal to the sum of the outstanding principal balance, Acquisition Premium (including Origination Fee and Yield Differential), accrued but unpaid interest, and any other relevant fee, of such Transferred Loan (the "Repurchase Price"); provided that CAC shall have thirty (30) days during which it may cure such breach, if possible under the law, and to the reasonable satisfaction of Green Tree. Green Tree and CAC agree that the sole remedy of Green Tree with respect to a breach of any representation or warranty by CAC under Section 3.10 is the repurchase of the related Consumer Loan by CAC at the Repurchase Price; provided that if CAC does not repurchase a Transferred CAC Loan within ten (10) business days of a written request from Green Tree to do so that states in reasonable detail the basis for such request, CAC shall be liable for any reasonable attorneys fees and related costs incurred by Green Tree in connection with the related Transferred CAC Loan from and after the date of the related repurchase request by Green Tree.

                  Section 3.14   [Reserved].

                  Section 3.15 CAC agrees that if a Transferred CAC Loan is prepaid as a result of a refinancing by a lender other than Green Tree within the period set forth in Exhibit X (item 14), CAC shall refund to Green Tree the amount specified in Exhibit X (item 15).


                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

                  Section 4.1 It is understood and agreed that the obligations of Cavalier under the Repurchase Agreement relate solely to the Dealer to whom the Cavalier Product was originally invoiced and shall cease and be of no further force and effect with respect to such Cavalier Product upon any sale or other conveyance of the Cavalier Product, whether in the ordinary course of business or in connection with any sale of all or substantially all of the assets of such Dealer, the sole exception being the acquisition of such collateral by Green Tree pursuant to foreclosure or other acquisition in satisfaction of debts previously contracted.

                  Section 4.2 Green Tree and Cavalier agree to work and negotiate in good faith for the development of a program for refurbishing by CMI of repossessed manufactured homes held by Green Tree. This program shall only apply to those repossessed homes in which Green Tree has completed its foreclosure of the Borrower's rights.

                  Section 4.3 Green Tree agrees to work and negotiate in good faith with CAC to develop products and programs pursuant to which CAC will promote, and Green Tree will purchase, otherwise Non-Conforming Manufactured Housing Retail Finance Contracts which in the good faith judgment of CAC meet, or likely meet, the criteria mutually agreed to by Green Tree and CAC ("Special Contracts"). Programs to be considered shall include, but not be limited to, manufacturer rebate transactions and first time home buyer programs.

                  Section 4.4 Green Tree agrees to work and negotiate in good faith with Cavalier to develop a private label, customized financing proposal which will be made available only to Exclusive Dealers and Preferred Dealers which meet Green Tree's standards of creditworthiness and upon terms satisfactory to Green Tree in its sole discretion regarding the matters set forth on Exhibit X (item 18). The terms of such financing must be satisfactory to Green Tree in its sole discretion.

                  Section 4.5 The parties hereto covenant and agree not to disclose any proprietary and/or confidential information contained in Exhibit X to any person except (i) on an internal need to know basis where such person is bound by this provision (including appropriate internal safeguards) or other appropriate confidentiality agreements or ethical obligations, it being understood that such disclosure may be made to certain relevant professionals, persons purchasing or considering purchase of loan participations related to Transferred CAC Loans, Green Tree Floor Plan Loans, or securities backed by such loans, or to rating agencies or as otherwise required in connection with securitization transactions or similar funding transactions, or (ii) as required by law or pursuant to court order. Each party agrees to give the other prompt written notice in the event that it is presented with a legal requirement to disclose Exhibit X; provided that such notification is not prohibited by law.

                  Section 4.6 Green Tree hereby represents and warrants to Cavalier, as of the date hereof, and as of all times up to and through the termination of this Agreement, as follows:

                  (a) Green Tree has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with the power and authority to own its properties and engage in the transactions contemplated by this Agreement;

                  (b) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by each of them and, at the time of execution, performance or consummation, shall not constitute or result in any breach or violation of any of the terms or provisions or conditions of or constitute default under, any statute, law, regulation or ordinance of the United States, any state or political subdivision thereof or any material contract, agreement, indenture or trust to which such person is a party or by which it is bound or any order, arbitration award, judgment, decree or ruling of any court or governmental agency or body having jurisdiction over such party;

                  (c) There is not pending or, to the knowledge of Green Tree, threatened, any action, suit or proceeding before or by any court, governmental agency, arbitral authority, body or administrator to which Green Tree is a party, or by which any of its property is subject, which might result in a material adverse change in the condition, financial or otherwise, or business prospects of Green Tree;

                  (d) This Agreement and each of the agreements referenced by exhibit herein, constitutes the legal, valid and binding agreement of Green Tree enforceable in accordance with its terms;

                  (e)  The  Credit   Scoring   performed  shall  comply  in  all
material respects with applicable federal, state and local law and regulation.

                  Section 4.7 Cavalier hereby represents and warrants to Green Tree, as of the date hereof, and as of all times up to and through the termination of this Agreement, as follows:

                  (a) Cavalier has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with the power and authority to own its properties and engage in the transactions contemplated by this Agreement;

                  (b) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by each of them and, at the time of execution, performance or consummation, shall not constitute or result in any breach or violation of any of the terms or provisions or conditions of or constitute default under, any statute, law, regulation or ordinance of the United States, any state or political subdivision thereof or any material contract, agreement, indenture or trust to which such person is a party or by which it is bound or any order, arbitration award, judgment, decree or ruling of any court or governmental agency or body having jurisdiction over such party;

                  (c) There is not pending or, to the knowledge of Cavalier, threatened, any action, suit or proceeding before or by any court, governmental agency, arbitral authority, body or administrator to which Cavalier is a party, or by which any of its property is subject, which might result in a material adverse change in the condition, financial or otherwise, or business prospects of Cavalier;

                  (d) This Agreement and each of the agreements referenced by exhibit herein, constitutes the legal, valid and binding agreement of Cavalier enforceable in accordance with its terms.

                  Section 4.8 Green Tree agrees to indemnify and hold harmless Cavalier from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fee and expenses) to which CAC or any of its employees, directors, officers, accountants and affiliates may become subject arising from any act or omission of Green Tree in connection with its servicing of Transferred CAC Loans from and after the date of the transfer of such CAC Loan.

                  Section 4.9 Green Tree agrees to offer the Preferred Floor Plan Financing to all of the Exclusive Dealers and Preferred Dealers, whether now or hereafter identified by CMI, provided that such Exclusive Dealer or Preferred Dealer, as the case may be, meets the creditworthiness standards established by Green Tree in its sole discretion.

                  Section 4.10 CAC agrees that it will not refinance any Borrower under any CAC Loan transferred to Green Tree hereunder (a "Transferred CAC Loan"); provided that the foregoing restrictions shall not be deemed to apply with respect to the origination or purchase of a Consumer Loan by CAC from a Borrower under a Transferred CAC Loan if the new Consumer Loan is secured by different collateral (i.e., CAC may freely finance Borrowers trading in homes for new Cavalier Product) ("Trade-in Loans"). Except with respect to Trade-in Loans, CAC agrees that, notwithstanding anything else to the contrary contained herein, the Acquisition Premium on any Available CAC Loan which results from the refinancing of any Green Tree Loan shall be a zero percent (0%) of the outstanding principal balance of the new CAC Loan related thereto.

                  Section 4.11 Green Tree and Cavalier agree to provide the other with such reports and information most conveniently at the disposal of the other, on a timely basis, as each shall reasonably request regarding Transferred CAC Loans, including the amount and aging of Pre-Sold Financing, the Pass Rate, the number and amount of Green Tree Loans acquired from Exclusive Dealers and Preferred Dealers and the performance of Transferred CAC Loans, and the average outstanding daily balance of Green Tree Floor Plan Loans to each of Exclusive Dealers and Preferred Dealers. Each party shall obtain the consent from all necessary parties in order to provide such information.

                                   ARTICLE V
                             SALE OF PORTFOLIO LOANS

                  Section 5.1 Green Tree agrees to purchase, and CAC agrees to sell, the amount set forth in Exhibit X (item 8) in Manufactured Housing Retail Finance Contracts held by CAC, excluding (i) CAC Loans that are ninety (90) days or more delinquent, (ii) CAC Loans which are presently the subject of a bankruptcy proceeding or other legal action (including where the collateral has been repossessed), or (iii) CAC Loans that are in process of repossession or for which specific loss reserves have been established (items (i) through (iii) being referred to as the "Carved-Out CAC Loans"), at a price equal to the amount set forth in Exhibit X (item 9), plus accrued but unpaid interest, on customary terms and conditions for the sale of consumer loans without recourse (but recognizing repurchase remedies for certain warranty breaches will exist) on a servicing-released basis, not inconsistent with the provisions of the
Manufactured Home Loan Purchase Agreement attached hereto as Exhibit K (the "MLPA"), providing for an "all or none" sale except with respect to Carved-Out CAC Loans, and providing for a payment to CAC and conveyance and delivery to Green Tree not later than March 1, 1998, or such later date that Green Tree using its reasonable efforts may assume the servicing of such. The CAC Loans purchased by Green Tree shall be CAC Loans purchased and made in 1996, 1997 and 1998 (prior to the Effective Date) subject to the foregoing exclusions. The parties acknowledge that the MLPA is subject to completion upon terms mutually acceptable to the parties and expresses only the preliminary intent of the parties, particularly with respect to administrative and transition provisions, but shall not impose on CAC obligations for representations and warranties beyond its direct control (i.e., actions taken by Dealers originating such Consumer Loans) or provide remedies that are materially different than those set forth in Section 3.13 of this Agreement.

                  Section 5.2 On a date to be selected by CAC and consented to by Green Tree, which consent shall not be unreasonably withheld, within eighteen
(18) months of the date of this Agreement, Green Tree agrees to purchase the balance of the CAC Loan portfolio acquired by CAC prior to 1996 on the same terms and conditions set forth in the MLPA, excluding Carved-Out CAC Loans.

                  Section 5.3  [Reserved]

                  Section 5.4 Green Tree agrees that, notwithstanding anything else to the contrary contained in this Agreement, CAC shall be permitted, at its option, to keep and retain for its own account such amount of Conforming Manufactured Housing Retail Finance Contracts, whether now existing or hereafter arising, as it determines in its discretion; provided that, to the extent that CAC retains CAC Loans arising after the Effective Date, such retained loans shall be a representative sampling of all CAC Loans arising after the Effective Date, where such sampling shall be determined by stratifying CAC Loans into 4 groups according to quality and ensuring that the percentage of CAC Loans retained by CAC under this Section from each group is approximately the same percentage as such group bears to the whole. CAC agrees that, for a period of one year following any termination of this Agreement (other than pursuant to Sections 6.2 (a) through (d), 6.2 (f) through (j) and 6.2 (l)), it will not sell Conforming Manufactured Retail Finance contracts purchsed or originated by CAC during the term of this Agreement in an aggregate amount in excess of $250,000 to any third party unless CAC shall have first given Green Tree the option to purchase such loans on the same terms and conditions as Green Tree purchased loans under Article III of this Agreement. Green Tree shall be required to exercise such option within fifteen (15) days after receiving written notice from CAC of its desire to sell such loans to a third party, and the sale to Green Tree shall be consummated within thirty (30) days after Green Tree gives written notice that it exercises such option. The option shall be inapplicable and of no further force or effect following the expiration of one year after the termination of this Agreement or in the event such termination occurs pursuant to Sections 6.2 (a) through (d), 6.2 (f) through (j), or 6.2 (l).


                                   ARTICLE VI
                              TERM AND TERMINATION

                  Section 6.1 Unless earlier terminated pursuant to the provisions set forth below, the term of this Agreement shall commence on the Effective Date hereof and shall expire three (3) years from the date thereof; provided that this Agreement shall be automatically extended for successive one
(1) year periods unless either party hereto gives written notice to the other parties at least ninety (90) days prior to the end of the then current term of its intention not to extend this Agreement.

                  Section 6.2. This Agreement may be terminated by Cavalier upon sixty (60) days prior written notice to Green Tree, except immediately in the case of items (c), (d), (i) and (j), in the event that any of the following shall occur:

                  (a) Green Tree ceases to be the servicer or subservicer, as the case may be, of any material portion of the Transferred CAC Loans or any Preferred Floor Plan Financing (except in the case where a special servicer may be appointed under terms of a securitization document);

                  (b) Green Tree or any of its affiliates shall acquire, other than in satisfaction of debts previously contracted, any Dealer;

                  (c)  Green Tree shall undergo a Change in Control;

                  (d) Green Tree or any of its affiliates shall become the subject of any voluntary or involuntary bankruptcy proceeding;

                  (e) The transaction contemplated by Section shall not have been consummated by April 17, 1998;

                  (f)  Green  Tree  acquires  any  material  manufactured   home
manufacturing operation;

                  (g)  The   financial   condition   of  Green  Tree  or  market
conditions reasonably appear likely to restrict the sale of CAC Loans to Green Tree to less than $250,000,000.00 per annum;

                  (h) Green Tree's "Pass Rate" for Available CAC Loans which are Conforming Manufactured Housing Retail Finance Contracts exceeds the "Acceptance Tolerance";

                  (i) Green Tree fails to remit when due any of the payments required under this Agreement or contemplated hereby or under any other agreement with or for the benefit of Cavalier, after notice and ten (10) days grace;

                  (j) Green Tree is in breach, default or violation of any of its representations, warranties, covenants or agreements contained in this Agreement or contemplated hereby or under any other agreement with or for the benefit of Cavalier and such continues for thirty (30) days or more after notice by Cavalier;

                  (k) CMI determines, in its reasonable and good faith judgment, that continuation of this Agreement is materially adverse to the continued development, maintenance or administration of its exclusive dealer program or the sale of Cavalier Product to Dealers; or

                  (l) Green Tree, without the prior written consent of Cavalier, modifies any of the Floor Plan Agreement, the Used Inventory Floor Plan Financing terms or the Chattel Paper Forms in a manner which, in the reasonable judgment of Cavalier, is adverse to the interests of Cavalier.

                  Section 6.3 This Agreement may be terminated by Green Tree upon one hundred eighty (180) days prior written notice to Cavalier, except immediately for items (b), (c), (d) and (h), in the event that any of the following shall occur:

                  (a) After Green Tree determines that the loss ratio on CAC Loans exceeds the loss ratio both on 6.5. Consumer Loans acquired directly by Green Tree from Exclusive Dealers and Preferred Dealers, and 6.6. Consumer Loans of a comparable type acquired by Green Tree from all sellers, in each case by 25% or more (e.g., the loss ratio for CAC Loans is 1.8% and the loss ratio for Green Tree Loans is 1.5%, or a 0.3% difference, or 20%);

                  (b)  Cavalier shall undergo a Change in Control;

                  (c) Cavalier or any of its affiliates shall become the subject of any voluntary or involuntary bankruptcy proceeding;

                  (d)  Cavalier  breaches  the  Repurchase  Agreement   or   the
Guaranty, after at least 15 days written notice and opportunity to cure;

                  (e) Fewer than 50% of the Exclusive Dealers and Preferred Dealers to whom Preferred Floor Plan Financing is offered become Floor Plan Customers;

                  (f) CMI has fewer than 75 Dealers who exclusively deal in new Cavalier Product;

                  (g) The New Inventory Floor Plan Financing, taken as a whole, has a loss ratio, determined on a rolling annual basis in accordance with prudent and customary banking practices, equal to or greater than 1%;

                  (h) Cavalier is in breach, default or violation of any of its representations, warranties, covenants or agreements contained in this Agreement or contemplated hereby or under any other agreement with or for the benefit of Green Tree and such continues for thirty (30) days or more after notice by Green Tree; or

                  (i) Green Tree determines, in its good faith and reasonable judgment, that (1) continued performance of this Agreement is materially adverse to the financial and business interests of Green Tree, (2) Green Tree is not obtaining the expected financial and business benefits reasonably expected to be achieved under this Agreement, and (3) Green Tree is unlikely to obtain such benefits in the foreseeable future.

                  Section 6.4 No party under this Agreement shall be entitled to consequential, punitive or exemplary damages or damages for profits expected to be obtained in connection with the performance of this Agreement. Each party to this Agreement shall be entitled to the remedies of injunction and specific performance to enforce the obligations of any other party with respect to this Agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1 Assignment. This Agreement or any interest herein shall not be assigned by any party hereto without the prior written consent of the other parties; provided that the foregoing shall not prohibit or impair the ability of Green Tree to assign its rights and benefits (but Green Tree may not delegate its obligations) hereunder with respect to Transferred CAC Loans or Floor Plan Loans, in connection with a securitization transaction, i.e., the conveyance of such Transferred CAC Loans or Floor Plan Loans the grant of a participation interest therein or in connection with conveyance to a special purpose vehicle which shall hold such Transferred CAC Loans for the benefit of, or as collateral for, security holders of such special purpose vehicle (a "Securitization") or a similar funding arrangement whereby Transferred CAC Loans or Floor Plan Loans are pledged, transferred or assigned.

                  Section 7.2 Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed sufficiently given only if delivered in person, by reputable overnight courier, or by first class or certified mail, postage prepaid, or sent by facsimile or telex and confirmed by mail, postage prepaid, addressed as follows:

                  If to CMfg, CInd, SHom, DHom, BHom or XHom:
                           Cavalier Manufacturing, Inc.
                           Highway 41 North and Cavalier Road
                           P.O. Box 300
                           Addison, Alabama 35540
                           Attn: Mike Murphy
                           Fax (256) 747-3044
                           Telephone (256) 747-0044

                  If to QCI:
                           Quality Certified Insurance Services, Inc.
                           P.O. Box 898
                           Hamilton, Alabama 35570
                           Attn: Robert F. Blake, Jr.
                           Fax: (800) 844-4965
                           Telephone (205) 921-4814

                  If to CAC:
                           Cavalier Acceptance Corporation
                           P.O. Box 898
                           Hamilton, Alabama 35570
                           Attn: Jerry F. Wilson, Jr.
                           Fax: (800) 844-4965
                           Telephone (205) 921-4814

                  If to Green Tree:
                           Green Tree Financial Servicing Corporation
                           100 Northpoint Center East, Suite 200
                           Alpharetta, GA 30202
                           Attn: Robert Byrne

                  and to:
                           Green Tree Financial Servicing Corporation
                           1100 Landmark Towers
                           345 St. Peter St.
                           St. Paul, MN 55102
                           Attn: General Counsel


or to such other address as the party may have specified in a notice duly given to the other party as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, so faxed, telexed or, if mailed, on the date received.

                  Section 7.3 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 7.4 Preservation of Intent. Should any provision of this Agreement be determined by a court or arbitral authority having jurisdiction over the subject matter hereof to be illegal or in conflict with any applicable laws of any state or jurisdiction, the parties hereto agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

                  Section 7.5 Relationship of Parties. Nothing herein contained shall constitute the parties members of any partnership,association, syndicate or other entity. Nothing herein contained shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other except as expressly provided herein.

                  Section 7.6 Third Party Beneficiaries. The terms and provisions of this Agreement are not intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights or remedies, and such terms and provisions will be enforceable only by the parties hereto and their respective permitted successors and assigns.

                  Section 7.7 Entire Agreement. This Agreement and the other written agreements referenced herein set forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect thereof between them, and no party shall be bound by any conditions, warranties, or representations with respect to the specific subject matter of this Agreement except as provided in this Agreement.

                  Section 7.8 Amendment. This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

                  Section 7.9 Further Actions. At any time and from time to time, each party shall, at its expense, take such actions and execute and deliver such documents as may be reasonably necessary in the opinion of counsel (which may be internal counsel) to the parties to effectuate the purposes of this Agreement. Without limiting the generality of the foregoing, the parties shall cooperate and use their reasonable efforts to obtain as promptly as practicable any governmental approvals and to make promptly any filings which are necessary for the consummation of any of the transactions contemplated by this Agreement.

                  Section 7.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements. The term "person" shall mean all natural persons, entities, corporations, partnerships, companies and governmental units of every nature whatsoever.

                  Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission of an executed counterpart.

                  Section 7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

                  Section 7.13 Arbitration. The parties hereto, by entering into this Agreement, hereby waive their right to trial by jury of disputes, claims or controversies between themselves arising out of or relating to this Agreement or any agreements or instruments relating to this Agreement or the transactions and services contemplated hereby and the parties agree that all such disputes, claims or controversies shall be settled exclusively by binding arbitration in accordance with the Federal Arbitration Act and the Commercial Financial Disputes Arbitration Rules of the American Arbitration Association. Such arbitration shall be conducted in Atlanta, Georgia.

                  Section 7.14 Joint and Several. The obligations of CMI specified herein shall be the joint and several obligations of CMfg, CInd, BHom, SHom and XHom and any other Cavalier affiliates which are added by written agreement of all the parties hereto, unless otherwise expressly provided. The obligations of Cavalier specified herein shall be the joint and several obligations of CMfg, CInd, BHom, DHom, SHom, XHom, QCI and CAC and any other Cavalier affiliates which are added by written agreement of all the parties hereto, unless otherwise expressly provided. The obligations of Green Tree specified herein shall be the joint and several obligations of GTFCA, GTFSC, GTC, GTCC and GTCDC and any other GTC affiliates which are added by written agreement of all the parties hereto, unless otherwise expressly provided. If not prohibited by law of the jurisdiction in which enforcement is sought, the losing party shall pay court costs and reasonable attorney's fees of the prevailing party in the event a party is required to enforce its rights hereunder through legal proceedings.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to sign below as of the date first above written.


                                                 CAVALIER MANUFACTURING, INC.

                                              By: /s/ Michael R. Murphy
                                                 _______________________________
                                              Its: Secretary
                                                 _______________________________
                                              Name: Michael R. Murphy
                                                 _______________________________


                                                CAVALIER ACCEPTANCE CORPORATION

                                              By: /s/ Jerry F. Wilson, Jr.
                                                 _______________________________
                                              Its: President
                                                 _______________________________
                                              Name: Jerry F. Wilson, Jr.
                                                 _______________________________


                                                   CAVALIER INDUSTRIES, INC.

                                              By: /s/ Michael R. Murphy
                                                 _______________________________
                                              Its: Secretary
                                                 _______________________________
                                              Name: Michael R. Murphy
                                                 _______________________________


                                                  QUALITY CERTIFIED INSURANCE
                                                         SERVICES, INC.

                                              By: /s/ Robert F. Blake, Jr.
                                                 _______________________________
                                              Its: President
                                                 _______________________________
                                              Name: Robert F. Blake, Jr.
                                                 _______________________________


                                                        DELTA HOMES, INC.

                                              By: /s/ Michael R. Murphy
                                                 _______________________________
                                              Its: Secretary
                                                 _______________________________
                                              Name: Michael R. Murphy
                                                 _______________________________


                                                       BELMONT HOMES, INC.

                                              By: /s/ Michael R. Murphy
                                                ________________________________
                                              Its: Secretary
                                                ________________________________
                                              Name: Michael R. Murphy
                                                ________________________________


                                                      BELLCREST HOMES, INC.

                                              By: /s/ Michael R. Murphy
                                                ________________________________
                                              Its: Secretary
                                                ________________________________
                                              Name: Michael R. Murphy
                                                ________________________________


                                                        SPIRIT HOMES,INC.

                                              By: /s/ Michael R. Murphy
                                                 _______________________________
                                              Its: Secretary
                                                 _______________________________
                                              Name: Michael R. Murphy
                                                 _______________________________


                                                      GREEN TREE FINANCIAL
                                                     SERVICING CORPORATION

                                              By: /s/ Joel H. Gottesman
                                                 _______________________________
                                              Its: Senior Vice President
                                                         and Secretary
                                                 _______________________________
                                              Name: Joel H. Gottesman
                                                 _______________________________


                                                      GREEN TREE FINANCIAL
                                                           CORPORATION

                                              By: /s/ Joel H. Gottesman
                                                ________________________________
                                              Its:  Sr. Vice President, General
                                                     Counsel and Secretary
                                                ________________________________
                                              Name: Joel H. Gottesman
                                                ________________________________


                                                     GREEN TREE CREDIT CORP.

                                              By: /s/ Joel H. Gottesman
                                                ________________________________
                                              Its:  Senior Vice President
                                                          and Secretary
                                                ________________________________
                                              Name: Joel H. Gottesman
                                                ________________________________


                                                  GREEN TREE CONSUMER DISCOUNT
                                                             COMPANY

                                              By: /s/ Joel H. Gottesman
                                                ________________________________
                                              Its:  Senior Vice President
                                                          and Secretary
                                                ________________________________
                                              Name: Joel H. Gottesman
                                                ________________________________


                                                   GREEN TREE FINANCIAL CORP.-
                                                             ALABAMA

                                              By: /s/ Joel H. Gottesman
                                                ________________________________
                                              Its:  Senior Vice President
                                                          and Secretary
                                                ________________________________
                                              Name: Joel H. Gottesman
                                                ________________________________